Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EXCO Resources, Inc. (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of the information in our report dated
January 4, 2013, in the Registration Statement on Form S-8 of the Company, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES

By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

June 11, 2013